Snap-on Updates Third-Quarter Earnings Outlook

    Business Editors

    KENOSHA, Wis.--(BUSINESS WIRE)--Sept. 9, 2002--

Takes actions to bolster performance in light of continued soft economy
  Continues course to drive Operational Fitness and Profitable Growth

Snap-on Incorporated (NYSE: SNA), a global leader in tools, diagnostics and equipment, today announced that it expects net earnings to be in a range of $0.32 to $0.35 per share for the third quarter ending September 28, 2002.

    -- Economic weakness, beyond what was anticipated, resulted in lower-than-expected sales and higher bad debts in July and August. The expected third-quarter economic recovery is not materializing in North America or Europe, and planned benefits from such a recovery are now likely deferred until 2003.

    -- As a result of the reduced demand, Snap-on is experiencing lower manufacturing efficiencies and is incurring increased expenses to align production with the reduced demand. In addition, Snap-on continues to implement its performance improvement initiatives and is taking steps to further control discretionary costs.

    -- Snap-on is continuing to invest in its strategic initiatives, including innovative new products, supply chain improvements and its "More Feet on the Street" dealer expansion program.

The combined near-term effect of these circumstances, exacerbated by the third-quarter seasonal sales decline, is compressing margins in the third quarter and is having a greater than expected impact on earnings for the period.

"Our improvement efforts, notwithstanding unexpected challenges, are reinvigorating our company," said Dale F. Elliott, chairman and chief executive officer. "Cash flow is solid, our balance sheet is sound, and we are doing the right things to create shareholder value over time. We are concentrating on what we can control in a difficult economic environment, while continuing to fund the strategic initiatives that will support Snap-on's leadership. The implementation of the Driven to Deliver(TM) business process will lead to a more flexible and responsive organization, and a more profitable company in the future."

Snap-on is driving future performance enhancements

Actions have been taken where economic weakness has slowed product demand. Production is being aligned to current marketplace realities, and will be adjusted as necessary for the remainder of the year.

Progress is being achieved in improving working investment turns. This, along with continued tight control on capital expenditures, is contributing to the solid cash flow. Near term, however, slower sales coupled with efforts to reduce inventory are leading to temporary margin pressure through lower manufacturing cost absorption and unfavorable product mix.



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Additionally, in light of the continued uncertain economy, Snap-on is tightening its receivables management and strengthening its reserve positions.

Building on the success of its "More Feet on the Street" dealer expansion program, Snap-on is extending lean business practices, including a focus on working capital management, to its dealers. Improved dealer inventory turns and receivables management are contributing to the lower-than-planned sales volume and higher costs for the company.

"Supporting the focus on lower working capital intensity and our long-standing attention to customer service is the drive to install lean business principles throughout the corporation," said Elliott. "This is not a quick journey, and will not be turned off when economic setbacks occur. The process, while just beginning, is expected to substantially increase customer value and improve return on assets over time. Employees throughout the company are being engaged in this continuous improvement drive, focused on administrative, manufacturing and supply chain processes worldwide."

Snap-on is maintaining focus on successfully completing its previously announced restructuring initiatives. As planned, these actions are expected to be completed by the end of 2002. The company currently anticipates the estimated $40 million in savings this year will be more than offset by the impact of lower-than-expected sales volumes, unexpected costs and higher spending to support innovative new products and other strategic initiatives for profitable growth.

Outlook

In view of the continued difficult economic environment, especially in the industrial marketplace, Snap-on management believes the prudent course is to maintain a cautious approach regarding the expected recovery and its potential benefits.

For the fourth-quarter 2002, Snap-on expects earnings to be in a range of $0.53 to $0.58 per share, reflecting the delayed economic recovery. This forecast is based upon a typical seasonal increase, new products, continued dealer expansion, reduced discretionary spending and cost savings from previous restructuring activities.

In the third quarter of 2001, Snap-on earned $0.6 million, or $0.01 per share, on $508.1 million in net sales. Before special charges of $23.3 million, or $0.40 per share, third-quarter earnings were $23.9 million or $0.41 per share.

In the fourth quarter of 2001, Snap-on had a loss of $17.4 million, or $0.30 per share, on $534.6 million in net sales. Before special charges of $47.5 million, or $0.82 per share, fourth-quarter earnings were $30.1 million or $0.52 per share.



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A discussion of this announcement will be webcast at 9:30 a.m. CDT today, and a replay will be available for approximately 10 days following the call. To access the audio presentation, go to www.snapon.com, click on the Investor Information tab at the top of the page and then on Presentations in the menu to the left. There you will see the link to the call. Additional detail about Snap-on is also available on the Snap-on Web site.

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tool, diagnostic and equipment solutions for professional tool users. Product lines include hand and power tools, diagnostics and shop equipment, tool storage, diagnostics software and other solutions for vehicle-service, industrial, government and agricultural customers, and commercial applications, including construction and electrical. Products are sold through its franchised dealer van, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2+ billion, S&P 500 company headquartered in Kenosha, Wisconsin, and employs approximately 13,500 people worldwide.

Statements in this news release that are not historical facts, including statements (i) that include the words "expects," "targets," "believes," or "anticipates" or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or
(iii) describing Snap-on's or management's future outlook, plans, objectives or goals, are forward-looking statements. Snap-on or its representatives may also make similar forward-looking statements from time to time orally or in writing. Snap-on cautions the reader that these statements are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Those important factors include the validity of the assumptions set forth above and the timing and progress with which Snap-on can continue to achieve further cost reductions and achieve savings from its restructuring initiatives; Snap-on's capability to retain and attract dealers, and implement new programs; the success of new products, and Snap-on's ability to withstand external negative factors including terrorist disruptions on business; consequences of the change in public accounting firms or a change in regulatory reporting requirements; changes in trade, monetary and fiscal policies, laws and regulations, or other activities of governments or their agencies; and the absence of significant changes in the current competitive environment, inflation, energy supply or pricing, legal proceedings, supplier disruptions, currency fluctuations or the material worsening of economic and political situations around the world.

These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Snap-on operates in a continually changing business environment and new factors emerge from time to time. Snap-on cannot predict such factors nor can it assess the impact, if any, of such factors on Snap-on's financial position or its results of operations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release.

    For additional information, visit www.snapon.com

    --30--bpm/cgo*

    CONTACT: Snap-on Incorporated
             Richard Secor (MR), 262/656-5561
                     or
             William Pfund (IR), 262/656-6488




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